UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 30, 2022

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Main Street, Suite 201 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 8.01          Other Events

On November 14, 2022, Diffusion Pharmaceuticals Inc. (the “Company”) announced that LifeSci Special Opportunities Master Fund Ltd. and certain other participants (collectively, “LifeSci”) had notified the Company that LifeSci plans to commence a proxy contest and nominate its own slate of directors for election at the Company’s upcoming 2022 annual stockholders meeting (the “2022 Annual Meeting”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), LifeSci’s nominees, while NOT endorsed by the Company’s board of directors (the “Board”), will be specifically named on the Company’s WHITE proxy card associated with the definitive proxy statement to be filed by the Company with the SEC in connection with its solicitation of proxies for the 2022 Annual Meeting (such specifically named nominees, the “Dissident Nominees”).

Pursuant to (i) the Company’s employment agreements with Robert J. Cobuzzi, Jr., Ph.D., its President & Chief Executive Officer, William K. Hornung, its Chief Financial Officer, Christopher D. Galloway, M.D., its Chief Medical Officer, Raven Jaeger, its Chief Regulatory Officer, and William R. Elder, its General Counsel & Corporate Secretary (collectively, the “Employment Agreements”) and (ii) the Company’s 2015 Equity Plan, as amended (together with the Employment Agreements, the “Company Agreements”), the occurrence of a “Change of Control” (as defined therein) may, in certain circumstances, result in the acceleration or enhancement of consideration payable by the Company pursuant to the Company Agreements. The election of Dissident Nominees at the 2022 Annual Meeting may, in some cases, be deemed a “Change of Control” as defined in the Company Agreements.

On November 30, 2022, the Board, after deliberation and in consultation with its advisors, unanimously approved the nomination of each Dissident Nominee for election at the 2022 Annual Meeting, contingent upon each such Dissident Nominee’s election and the election of such Dissident Nominees, in the aggregate, otherwise constituting a “Change in Control” under the Company Agreements.

The Board does NOT endorse any of LifeSci’s Dissident Nominees and unanimously recommends that you vote “FOR” each of the six nominees recommended by the Board on the Company’s WHITE proxy card that will be enclosed with the Company’s definitive proxy statement for the 2022 Annual Meeting.

Important Additional Information Regarding Proxy Solicitation

Diffusion intends to file a definitive proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Diffusion’s 2022 Annual Meeting (the “Proxy Statement”). Stockholders as of the record date of November 1, 2022 are eligible to vote at the Annual Meeting. Diffusion, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of Diffusion’s directors and executive officers and their respective interests in Diffusion by security holdings or otherwise is set forth in Diffusion’s proxy statement for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 30, 2021, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022. To the extent holdings of such participants in Diffusion’s securities have changed since the amounts set forth in the 2021 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. Details concerning the nominees of Diffusion’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by Diffusion with the SEC free of charge from the SEC’s website, www.sec.gov., or by directing a request by mail to Diffusion Pharmaceuticals Inc., Attention: Corporate Secretary, at 300 East Main Street, Suite 201, Charlottesville, Virginia 22902, via e-mail to proxyrequests@diffusionpharma.com, or by visiting the investor relations section of Diffusion’s website, investors.diffusionpharma.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2022	DIFFUSION PHARMACEUTICALS INC.

By: /s/ William Elder
Name: William Elder
Title: General Counsel & Corporate Secretary